MORRISON & HECKER L.L.P.
                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                                  Kansas City,
                               Missouri 64108-4606
                                 Telephone (816)
                                    691-2600
                             Telefax (816) 474-4208


                                 April 13, 1998



Kinder Morgan Energy Partners, L.P.
1301 McKinney Street, Suite 3450
Houston, Texas 77010

      Re:  Common Units

Ladies and Gentlemen:

      We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-4, as amended to the date hereof, (Registration No. 333-46709) (the "Registration Statement") filed with the Securities and Exchange Commission on April 13, 1998 pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Common Units of the Partnership ("Common Units") representing limited partner interests in Kinder Morgan Energy Partners, L.P. (the "Partnership") to be exchanged (the "Exchange Offer") for up to $218,981,000 principal amount of the Variable Rate Exchangeable Debentures due 2010 (the "VREDs") issued by SFP Pipeline Holdings, Inc. ("SF Holdings") pursuant to the Indenture dated as of September 13, 1990 between SFP Pipeline Holdings, Inc. and First Trust of California, National Association (successor trustee to Bank of America National Trust and Savings Association, successor by merger to Security Pacific National Bank), as amended by the First Supplemental Indenture dated as of March 6, 1998 (collectively, the "Indenture").

      This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The opinions expressed herein are given only with respect to the present status of the substantive laws of the state of Delaware. We express no opinion as to any matter arising under the laws of any other jurisdiction.

      In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement and the attached Exchange Prospectus and Resale Prospectus (as such terms are defined in the Registration Statement); (2) the Indenture; (3) the Partnership's Second Amended and Restated Agreement of Limited Partnership dated January 14, 1998 (the "Partnership Agreement"); (4) the Letter of Transmittal for the Exchange Offer; and (5) such



  Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas / Wichita, Kansas

Kinder Morgan Energy Partners, L.P.
April 13, 1998
Page 2

other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

      Based on and subject to the foregoing and other qualifications set forth below, we are of the opinion that the Common Units which are to be exchanged for VREDs as contemplated by the Registration Statement and the Exchange Prospectus have been duly authorized and validly issued and, on the assumption that the Limited Partners of the Partnership take no part in the control of the Partnership's business and otherwise act in conformity with the provisions of the Partnership Agreement regarding control and management of the Partnership (Articles VI and VII), such Common Units will be fully paid and nonassessable.

      We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference of this firm under the heading "Legal Matters" in the Exchange Prospectus and the Resale Prospectus forming part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                               Very truly yours,


                               /s/ MORRISON & HECKER L.L.P.

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